UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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Securities Exchange Act of 1934

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Wheeling - Pittsburgh Corporation

(Name of Registrant as Specified In Its Charter)

Esmark Incorporated

Bouchard Group, L.L.C.

Franklin Mutual Advisers, LLC

James P. Bouchard

Craig T. Bouchard

Albert G. Adkins

Clark Burrus

C. Frederick Fetterolf

James V. Koch

George Muñoz

Joseph Peduzzi

James A. Todd

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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November 6, 2006

Answers to questions based upon Esmark’s latest proposal regarding Wheeling-Pittsburgh Corporation

•	After the merger, who will actually own WP shares? Will it be Franklin Mutual and other shareholders of Esmark or will WP appear as an investment on Esmark’s books?

Assuming that Esmark merges into a wholly-owned subsidiary of Wheeling-Pitt, then Wheeling-Pitt would issue WPSC shares to Esmark shareholders as consideration for the proposed merger. Following the proposed merger, Esmark would be a wholly-owned subsidiary of Wheeling-Pitt which would continue to be a publicly traded entity with shares owned by existing Wheeling-Pitt shareholders and Esmark shareholders.

•	How much of Esmark does Franklin Mutual own?

Franklin Mutual currently owns 72.2% of Esmark.

•	Assuming WP’s shares are distributed to Esmark shareholders, will all Esmark shareholders be eligible to participate in the rights offering?

With the exception of Franklin Mutual who would be backstopping a portion of the rights offering, Esmark shareholders would not be eligible to participate in the rights offering. Only then existing Wheeling-Pitt shareholders would be eligible to participate in the rights offering.

•	Assuming Franklin Mutual subscribes to $50mm of the rights issue, and that 50% of the shares in the share buy-back program are purchased, how much of the combined company will Esmark and Franklin Mutual own?

The answer to this question assumes the following: (1) Wheeling-Pitt would issue 16.5 million new common shares to Esmark shareholders valued at approximately $295 million, based on the closing share price of $17.86 as of July 14, 2006 and no acquisitions by Esmark as of such date; (2) $19.00 share price for the rights offering; (3) $50 million participation by Franklin Mutual and $150 million participation by other shareholders in the rights offering; and (4) $20.00 share price for the share buy-back program. Based upon these assumptions, ownership of Wheeling-Pitt is set forth based upon the following scenarios on the share buy-back program:

Scenario 1: 50% ($73.6mm) of share buy-back is exercised then existing Wheeling-Pitt shareholders would own 49.7% and Esmark shareholders (including Franklin Mutual) would own 50.3% of Wheeling-Pitt.

Scenario 2: $100mm of share buy-back is exercised then Existing Wheeling-Pitt shareholders would own 47.9% and Esmark shareholders (including Franklin Mutual) would own 52.1% of Wheeling-Pitt.

Scenario 3: $50mm of share buy-back is exercised then Existing Wheeling-Pitt shareholders would own 51.3% and Esmark shareholders (including Franklin Mutual) would own 48.7% of Wheeling-Pitt.

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